UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2015

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

Maryland	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11695 Johns Creek Parkway
Suite 350
Johns Creek, GA 30097-1523
(Address of principal executive offices, including zip code)

770-418-8800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of Donald S. Moss as Director
On January 13, 2015, the Board of Directors of Piedmont Office Realty Trust, Inc. (the "Registrant") appointed Donald S. Moss to serve as a director of the Registrant beginning on January 13, 2015.
Mr. Moss will serve as a member of the Audit Committee and Nominating and Corporate Governance Committee of the Board of Directors and his compensation as a director will be provided on the same basis as that provided to the Registrant's other non-employee directors, as outlined in the Registrant's most recent Annual Proxy Statement as filed with the Securities and Exchange Commission on April 1, 2014.
Mr. Moss previously served as a director of the Registrant and is being re-appointed to fulfill the board vacancy that resulted from the death of the Registrant's Chairman of the Board, W. Wayne Woody, on January 9, 2015, as further described in the press release attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated January 14, 2015 announcing the death of Board Chairman, W. Wayne Woody

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: January 14, 2015	By:	/s/ Laura P. Moon
Laura P. Moon
Chief Accounting Officer and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 14, 2015 announcing the death of Board Chairman, W. Wayne Woody